Merrill Lynch Retirement Series Trust
Series Number: 1
File Number: 811-3310
CIK Number: 356013
Merrill Lynch Retirement Reserves Money Fund
For the Period Ending: 4/30/2005

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Money Markets Incorporated, for the six months ended April 30, 2005.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

04/01/2005	$31,130	Falcon Asset Securitization	2.79%	05/03/2005
04/20/2005	15,000	CC USA Inc.	2.94	05/23/2005